UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 20, 2009

Winnebago Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

P.O. Box 152, Forest City, Iowa	50436
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 641-585-3535

_______________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On February 20, 2009, the Board of Directors of Winnebago Industries, Inc. (the “Company”), at the recommendation of senior management of the Company and in connection with the Company’s efforts to reduce costs and expenses, approved a 20% reduction on the annual base salary of Robert J. Olson, Chairman, Chief Executive Officer and President, and a 10% reduction in the annual base salaries of all of the Company’s executive officers, including each of the Company’s other named executive officers, effective March 1, 2009.

Item 8.01	Other Events.

The current salary reductions applicable to executive officers are in addition to other cost reduction initiatives implemented by the Company in February 2009, including a 3% reduction on the annual base salaries of all other salaried employees, effective March 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2009	WINNEBAGO INDUSTRIES, INC.
	By:	/s/ Robert J. Olson
	Name: Title:	Robert J. Olson Chairman of the Board, Chief Executive Officer and President